Exhibit 8.1

SUBSIDARIES OF THE REGISTRANT*

Name	Registered
Alabama Sand and Gravel, Inc.	United States
Alden Resources, LLC	United States
Alden Sales Corp, LLC	United States
ARL Resources, LLC	United States
ARL Services, LLC	United States
Core Metals Group Holdings, LLC	United States
Core Metals Group, LLC	United States
Gatliff Services, LLC	United States
GBG Financial, LLC	United States
GBG Holdings, LLC	United States
Globe BG, LLC	United States
Globe Metallurgical Inc.	United States
Globe Metals Enterprises, LLC.	United States
GSM Alloys I, Inc.	United States
GSM Alloys II, Inc.	United States
GSM Enterprises Holdings, Inc.	United States
GSM Enterprises, LLC	United States
GSM Financial, Inc.	United States
GSM Sales, Inc.	United States
LF Resources, Inc.	United States
Metallurgical Process Materials, LLC	United States
Norchem, Inc.	United States
QSIP Canada ULC	Canada
Quebec Silicon General Partner Inc.	Canada
Quebec Silicon Limited Partnership	Canada
Tennessee Alloys Company, LLC	United States
West Virginia Alloys, Inc.	United States
WVA Manufacturing, LLC	United States
Cuarzos Industriales, S.A.U.	Spain
Ferroatlántica del Cinca, S.L.	Spain
Ferroglobe Mangan Norge AS	Norway
Ferroglobe Manganese France SAS	France
FerroPem, S.A.S.	France
Grupo FerroAtlántica, S.A.U	Spain
Hydroelectricite De Saint Beron, SAS	France
Kintuck (France) SAS	France
Kintuck AS	Norway
Mangshi Ferroatlantica Mining Industry Service Company Limited	China
Rocas, Arcillas y Minerales, S.A.	Spain
Rebone Mining (Pty.), Ltd.	South Africa
Silicon Smelters (Pty.), Ltd.	South Africa
Silicon Technology (Pty.), Ltd.	South Africa
Thaba Chueu Mining (Pty.), Ltd.	South Africa
Cuarzos Indus. de Venezuela (Cuarzoven), S.A.	Venezuela
Emix, S.A.S.	France
ECPI, Inc.	United States
Ferroatlántica de México, S.A.	Mexico
Ferroatlántica de Venezuela (FerroVen), S.A.	Venezuela
Ferroatlántica Deutschland, GmbH	Germany
Ferroatlántica do Brasil Mineraçao Ltda.	Brazil
Ferroatlántica Participaciones, S.L.U.	Spain
Ferroglobe Holding Company, LTD	United Kingdom
Ferroglobe Finance Company, PLC	United Kingdom
FerroManganese Mauritania SARL	Mauritania
Ferroquartz Holdings, Ltd (Hong Kong)	Hong Kong
FerroQuartz Mauritania SARL	Mauritania
Ferrosolar OPCO Group SL.	Spain
Ferrosolar R&D SL.	Spain
FerroTambao, SARL	Burkina Faso
Globe Metales S.R.L.	Argentina
Globe Specialty Metals, Inc.	United States
Grupo FerroAtlántica de Servicios, S.L.U.	Spain
GSM Netherlands, BV	Netherlands
Laurel Ford Resources, Inc.	United States
Ningxia Yonvey Coal Industrial Co., Ltd.	China
Photosil Industries, SAS	France
Ferroglobe Innovation, S.L.U	Spain
Solsil, Inc.	United States
Ultracore Energy SA	Argentina

* The names of other subsidiaries that would not constitute a significant subsidiary in the aggregate have been omitted.